Exhibit 4.8

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULE 144 UNDER SAID ACT.

THIS NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS NOTE SHALL BE MUTUALLY DETERMINED BY THE ORIGINAL HOLDER AND THE COMPANY IN GOOD FAITH AND IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF SECTIONS 1271 THROUGH 1275 OF THE U.S. INTERNAL REVENUE CODE. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THIS NOTE MAY BE OBTAINED BY WRITING TO THE BORROWER AT THE FOLLOWING ADDRESS: 28903 NORTH AVENUE PAINE; VALENCIA, CALIFORNIA 91355; ATTENTION: MATTHEW PFEFFER FAX NUMBER: (661) 775-2099.

TRANCHE B SENIOR SECURED NOTE

Issuance Date: [ ], 2014	Principal: U.S. $[ ]

FOR VALUE RECEIVED, MANNKIND CORPORATION, a Delaware corporation (the “Company”), hereby promises to pay to [                    ], or its registered assigns (the “Holder”) the principal amount of [                    ] Dollars ($[        ]) (the “Principal”) pursuant to, and in accordance with, the terms of that certain Facility Agreement, dated as of July 1, 2013, as amended on February 28, 2014, by and among the Company and the Purchasers party thereto (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time, the “Facility Agreement”). The Company hereby promises to pay accrued and unpaid Interest (as defined below) and premium, if any, on the Principal on the dates, at the rates and in the manner provided for in the Facility Agreement. This Tranche B Senior Secured Note (including all Tranche B Senior Secured Notes issued in exchange, transfer or replacement hereof, and as any of the foregoing may be amended, restated, supplemented or otherwise modified from time, this “Note”) is one of the Tranche B Senior Secured Notes issued pursuant to the Facility Agreement (collectively, including Tranche B Senior Secured Notes to be issued pursuant to the Facility Agreement in the future, all Tranche B Senior Secured Notes issued in exchange, transfer or replacement thereof, as well as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time, the “Notes”). All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Facility Agreement.

Except as expressly provided in the Facility Agreement, the Company has no right, but under certain circumstances may have an obligation, to make payments of Principal prior to the Final Payment Date. At any time an Event of Default exists, the Principal of this Note, together with all accrued and unpaid Interest and any applicable premium due, if any, may be declared, or shall otherwise become, due and payable in the manner, at the price and with the effect provided in the Facility Agreement.

1. Definitions.

(a) Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

(i) “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

(ii) “Interest” means any interest (including any default interest) accrued on the Principal pursuant to the terms of this Note and the Facility Agreement.

(iii) “Issuance Date” means [            ], 2014, regardless of any exchange or replacement hereof.

(iv) “Major Pharmaceutical Company” means any Person engaged in the pharmaceutical or biotechnology industry who, for the immediately preceding fiscal year, had total revenues in excess of $2,000,000,000 (or its equivalent in another currency).

(v) “Principal” means the outstanding principal amount of this Note as of any date of determination.

2. Book-Entry and Legends.

(a) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon repayment of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being repaid. The Holder and the Company shall maintain records showing the Principal repaid and the dates of such repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon any such partial repayment. Notwithstanding the foregoing, if this Note is repaid as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following repayment of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

(b) Legends. The Holder understands that this Note may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULE 144 UNDER SAID ACT.”

3. Amendment; Waiver. The terms and provisions of this Note shall not be amended or waived except in a writing signed by the Company and the Holder.

4. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Facility Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

5. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all purchasers of Notes pursuant to the Facility Agreement and shall not be construed against any Person as the drafter hereof.

6. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

7. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 6.1 of the Facility Agreement.

8. Restrictions on Transfer.

(a) Registration or Exemption Required. This Note has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Regulation D. This Note may not be pledged, transferred, sold, assigned, hypothecated or otherwise disposed of except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws including, without limitation, a so-called “4(1) and a half” transaction.

(b) Assignment. Subject to Section 8(a), the Holder may sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Note, in whole or in part; provided that (i) the Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit A, indicating the Person or Persons to whom the Note shall be assigned and the respective principal amount of the Note to be assigned to each assignee, (ii) if such transfer is being effected as a so-called “4(1) and a half” transaction or pursuant to Rule 144A, any such transferee Person shall make the representations and agree to the representations set forth on Exhibit A-1 hereto, (iii) except in the case of any assignment or transfer pursuant to an effective registration statement covering the disposition of the Note or pursuant to Rule 144, the Holder shall deliver to the Company a legal opinion reasonably acceptable to the Company which, in the case of a so-called “4(1) and a half” transaction shall be substantially in the form attached hereto as Exhibit B, (iv) the transferee shall have complied with Section 2.5(d) of the Facility Agreement, and (v) unless an Event of Default shall have occurred and is continuing, no assignment shall be permitted to any (A) Major Pharmaceutical Company and any (B) entity principally engaged in the business of selling insulin or insulin delivery products (an “Applicable Entity”); provided, however, that (1) entities that own, directly or indirectly, equity interests in an Applicable Entity as part of a brokerage, insurance business, pension fund (or other benefit fund), investment banking, investment management, investment advisory, lobbying, or publishing business, or (2) any non-profit research or non-profit enterprise, shall not constitute an Applicable Entity, and (v) the Holder shall comply with all additional assignment provisions set forth in Section 6.5 of the Facility Agreement. The Company shall effect the assignment within three (3) business days (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by Holder a Note or Notes of like tenor and terms for the appropriate principal amount. This Note and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Note are intended to be for the benefit of all Holders from time to time of this Note, and shall be enforceable by any such Holder. For avoidance of doubt, in the event Holder notifies the Company that such sale or transfer is a so called “4(1) and a half” transaction, the parties hereto agree that a legal opinion from outside counsel for the Holder delivered to counsel for the Company substantially in the form attached hereto as Exhibit B shall be the only requirement to satisfy an exemption from registration under the Securities Act to effectuate such “4(1) and half” transaction.

9. Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

10. Cancellation. After all Principal, Interest and other amounts at any time owed under, or on account of, this Note have been paid in full in accordance with the terms hereof, this Note shall automatically be deemed cancelled, shall be surrendered to the Company for cancellation and shall not be reissued.

11. Registered Note. This Note may be transferred only upon notation of such transfer on the Register, and no assignment thereof shall be effective until recorded therein.

12. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Facility Agreement.

13. Governing Law. This Note shall be governed by the laws of the State of New York applicable to contracts made and to be performed in such State. All legal proceedings concerning the interpretation and enforcement of this Note shall be commenced exclusively in the state and federal courts sitting in The City of New York. The Company hereby and each Holder (by its acceptance of this Note) irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or other proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or other proceeding is improper or is an inconvenient venue for such proceeding. The Company hereby and each Holder (by its acceptance of this Note) irrevocably waives personal service of process and consents to process being served in any such suit, action or other proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such person at the address in effect for notices to it under Section 6.1 of the Facility Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. EACH OF THE COMPANY AND THE HOLDER (BY ACCEPTANCE HEREOF) IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT.

14. Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections or Exhibits are to Sections or Exhibits contained in or attached to this

Note, (b) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Note shall be by way of example rather than limitation. If a stock split, stock dividend, stock combination or other similar event occurs during any period over which an average price is being determined, then an appropriate adjustment will be made to such average to reflect such event.

15. Execution. A facsimile, telecopy, PDF or other reproduction of this Note may be delivered by the Company, and an executed copy of this Note may be delivered by the Company by facsimile, e-mail or other similar electronic transmission device pursuant to which the signature of or on behalf of the Company can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. The Company hereby agrees that it shall not raise the execution of facsimile, PDF or other reproduction of this Note, or the fact that any signature was transmitted by facsimile, e-mail or other similar electronic transmission device, as a defense to the Company’s execution of this Note. Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

COMPANY:

MANNKIND CORPORATION

By:
Name:
Title:

Exhibit A

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Note)

FOR VALUE RECEIVED, the undersigned holder of the attached Tranche B Senior Secured Note (the “Note”) hereby sells, assigns and transfers unto the person or persons below named the right to receive the principal amount of $        from MannKind Corporation, a Delaware corporation, evidenced by the attached Note and does hereby irrevocably constitute and appoint         attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:
Signature

Fill in for new registration of Note:

Name

Address

Please print name and address of assignee
(including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Note in every particular, without alteration or enlargement or any change whatsoever.

Exhibit A-1

[FORM OF INVESTOR REPRESENTATION LETTER]

            , 20

[                            ]

Gentlemen:

            (“        ”) has agreed to purchase $        principal amount of Tranche B Senior Secured Note (the “Note”) of [            ] (the “Company”) from [            ] (“[            ]”). We understand that the Note is a “restricted security.” We represent and warrant that             is a sophisticated institutional investor that would qualify as an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

            represents and warrants as of the date hereof as follows:

1. That it is acquiring the Note solely for its account for investment and not with a view to or for sale or distribution of said Note or any part thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein,         does not agree, or make any representation or warranty, to hold any of the securities for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.         does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute the Note in violation of applicable securities laws. As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.             also represents that the entire legal and beneficial interests of the Note             is acquiring is being acquired for, and will be held for, its account only;

2.         understands that the Notes have not been registered under the Securities Act in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and in reliance in part upon the truth and accuracy of, and such         ’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of         set forth herein in order to determine the availability of such exemptions and the eligibility of         to acquire the securities.

3. That the Note must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.             recognizes that the Company has no obligation to register the Note, or to comply with any exemption from such registration;

4. That the Note may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144;

5. It is an “accredited investor” as defined in Regulation D promulgated under the Securities Act;

6. That it will not make any disposition of all or any part of the Note in any event unless and until:

(i) The Company shall have received a letter secured by             from the Securities and Exchange Commission stating that no action will be recommended to the Securities and Exchange Commission with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)             shall have notified the Company of the proposed disposition and, in the case of a sale or transfer in a so called “4(1) and a half” transaction, shall have furnished counsel to the Company with an opinion of counsel, reasonably satisfactory to counsel to the Company.

We acknowledge that the Company will place stop orders with respect to the Note shall bear the following restrictive legend:

“THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULE 144 UNDER SAID ACT.”

At any time and from time to time after the date hereof,             shall, without further consideration, execute and deliver to [            ] or the Company such other instruments or documents and shall take such other actions as they may reasonably request to carry out the transactions contemplated hereby.

Very truly yours,

Exhibit B

FORM OF OPINION

            , 20

[                    ]

Re:	Mannkind Corporation (the “Company”)

Dear Sir:

[                    ] (“[                    ]”) intends to transfer its Tranche B Senior Secured Note in the principal amount of $        (the “Note”) of the Company to                     (“                     ”) without registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection herewith, we have examined such documents and issues of law as we have deemed relevant.

Based on and subject to the foregoing, we are of the opinion that the transfer of the Note by         to         may be effected without registration under the Securities Act, provided, however, that the Note to be transferred to         contain a legend restricting its transferability pursuant to the Securities Act and that transfer of the Note is subject to a stop order.

The foregoing opinion is furnished only to                     and may not be used, circulated, quoted or otherwise referred to or relied upon by you for any purposes other than the purpose for which furnished or by any other person for any purpose, without our prior written consent.

Very truly yours,